EXHIBIT 2.01

Resource Extraction Payment Report

This exhibit to Form SD presents payments made by Arcadium Lithium to the U.S. federal government and foreign governments for the purpose of commercial development of lithium for the year ended December 31, 2023. The information within this report has been prepared and is presented in accordance with Rule 13q-1 (17 CFR 240.13q-1) under the Securities Exchange Act of 1934, as amended (“the Rule”). This report is limited to payments required to be disclosed by the Rule and does not include other payments and contributions to governmental and civic entities beyond the scope of the Rule.

Payments

Payments are disclosed on a cash basis, according to the year during which the payment was made (rather than on an accrual basis). Only payments of the types defined within the Rule and for which Arcadium Lithium made payments during the reporting period are presented.

Currency

All payments are reported in US Dollars. Payments made in other currencies have been converted into US Dollars by translating the payment at the exchange rate existing at the time the payment was made or by using a weighted average of the exchange rates during the period.

Projects

Payments are grouped into projects, which, in accordance with the Rule, are grouped by extraction method, country and political subnational jurisdiction of the associated extractive activities. The resources being extracted are lithium - brine and lithium - hard rock, with the extraction method of “well” and “open pit,” respectively.

We currently operate as one reportable segment based on the commonalities among our products and services.

Exhibit 2.01

Argentina
Project Report	(in millions)
Resource	Taxes	Royalties	Fees	Dividends	Infrastructure Improvements	Community and Social Responsibility	Total
Argentina - Province of Jujuy
Wells
Olaroz (Lithium - brine)	$87.7	$13.4	$0.9	$3.6	$-	$1.4	$107.0

Argentina - Province of Catamarca
Wells
Salar del Hombre Muerto (Lithium - brine)	64.8	14.8	-	-	-	11.0	90.6
Sal de Vida (Lithium - brine)	0.7	-	-	-	-	0.3	1.0

2023 Total	$153.2	$28.2	$0.9	$3.6	$-	$12.7	$198.6

Government Report	(in millions)
Subnational Political Jurisdiction	Taxes	Royalties	Fees	Dividends	Infrastructure Improvements	Community and Social Responsibility	Total
Argentina
Government of Argentina	$85.9	$-	$-	$-	$-	$-	$85.9
Government of United States of America	49.0	-	-	-	-	-	49.0
Government of China	3.9	-	-	-	-	-	3.9
Government of Singapore	6.7	-	-	-	-	-	6.7
Government of United Kingdom	4.1	-	-	-	-	-	4.1
Jujuy Province Government	3.5	13.4	0.8	-	-	1.4	19.1
San Salvador de Jujuy (City)	-	-	0.1	-	-	-	0.1
Catamarca Province Government	0.1	14.8	-	-	-	11.3	26.2
Jujuy Energy and Mining Society partners of Jujuy Province Government	-	-	-	3.6	-	-	3.6

2023 Total	$153.2	$28.2	$0.9	$3.6	$-	$12.7	$198.6

Australia
Project Report	(in millions)
Resource	Taxes	Royalties	Fees	Dividends	Infrastructure Improvements	Community and Social Responsibility	Total
Australia - State of Western Australia
Open Pit
Mt Cattlin (Lithium - Hard rock)	$110.4	$34.0	$0.3	$-	$-	$-	$144.7

2023 Total	$110.4	$34.0	$0.3	$-	$-	$-	$144.7

Government Report	(in millions)
Subnational Political Jurisdiction	Taxes	Royalties	Fees	Dividends	Infrastructure Improvements	Community and Social Responsibility	Total
Australia
Government of Australia	$109.5	$-	$-	$-	$-	$-	$109.5
State of Western Australia	0.7	34.0	0.3	-	-	-	35.0
Local Government of Ravensthorpe	0.2	-	-	-	-	-	0.2

2023 Total	$110.4	$34.0	$0.3	$-	$-	$-	$144.7

Canada
Project Report	(in millions)
Resource	Taxes	Royalties	Fees	Dividends	Infrastructure Improvements	Community and Social Responsibility	Total
Canada - Province of Quebec
Open Pit
Galaxy (Lithium - Hard rock)	$1.1	$-	$-	$-	$6.7	$0.7	$8.5
Whabouchi (Lithium - Hard rock)	0.1	-	1.2	-	-	2.7	4.0

2023 Total	$1.2	$-	$1.2	$-	$6.7	$3.4	$12.5

Government Report	(in millions)
Subnational Political Jurisdiction	Taxes	Royalties	Fees	Dividends	Infrastructure Improvements	Community and Social Responsibility	Total
Canada
Ontario income tax	$1.1	$-	$-	$-	$-	$-	$1.1
Hydro-Québec	-	-	0.1	-	6.7	-	6.8
Cree Nation of Canada	0.1	-	-	-	-	3.4	3.5
Ministère de l'Énergie et des Ressources naturelles	-	-	1.1	-	-	-	1.1

2023 Total	$1.2	$-	$1.2	$-	$6.7	$3.4	$12.5

Form SD Project Detail Table for the Year ended December 31, 2023

Project	Major Subnational Political Jurisdicition	Segment	Resource	Extraction Method	Governments	Amount USD millions	Payment Type	Country
Olaroz (Lithium - brine)	Province of Jujuy, Argentina	Single Segment	Lithium - brine	Wells	Government of Argentina	$84.2	Taxes	Argentina
Salar del Hombre Muerto (Lithium - brine)	Province of Catamarca, Argentina	Single Segment	Lithium - brine	Wells	Government of Argentina	1.1	Taxes	Argentina
Sal de Vida (Lithium - brine)	Province of Catamarca, Argentina	Single Segment	Lithium - brine	Wells	Government of Argentina	0.6	Taxes	Argentina
Salar del Hombre Muerto (Lithium - brine)	Province of Catamarca, Argentina	Single Segment	Lithium - brine	Wells	Government of the United States of America	49	Taxes	Argentina
Salar del Hombre Muerto (Lithium - brine)	Province of Catamarca, Argentina	Single Segment	Lithium - brine	Wells	Government of China	3.9	Taxes	Argentina
Salar del Hombre Muerto (Lithium - brine)	Province of Catamarca, Argentina	Single Segment	Lithium - brine	Wells	Government of Singapore	6.7	Taxes	Argentina
Salar del Hombre Muerto (Lithium - brine)	Province of Catamarca, Argentina	Single Segment	Lithium - brine	Wells	Government of United Kingdom	4.1	Taxes	Argentina
Olaroz (Lithium - brine)	Province of Jujuy, Argentina	Single Segment	Lithium - brine	Wells	Jujuy Province Government	3.5	Taxes	Argentina
Sal de Vida (Lithium - brine)	Province of Catamarca, Argentina	Single Segment	Lithium - brine	Wells	Catamarca Province Government	0.1	Taxes	Argentina
Olaroz (Lithium - brine)	Province of Jujuy, Argentina	Single Segment	Lithium - brine	Wells	Jujuy Province Government	13.4	Royalties	Argentina
Salar del Hombre Muerto (Lithium - brine)	Province of Catamarca, Argentina	Single Segment	Lithium - brine	Wells	Catamarca Province Government	14.8	Royalties	Argentina
Olaroz (Lithium - brine)	Province of Jujuy, Argentina	Single Segment	Lithium - brine	Wells	Jujuy Province Government	0.8	Fees	Argentina
Olaroz (Lithium - brine)	Province of Jujuy, Argentina	Single Segment	Lithium - brine	Wells	San Salvador de Jujuy (City)	0.1	Fees	Argentina
Olaroz (Lithium - brine)	Province of Jujuy, Argentina	Single Segment	Lithium - brine	Wells	Jujuy Energy and Mining Society partners of Jujuy Province Government	3.6	Dividends	Argentina
Olaroz (Lithium - brine)	Province of Jujuy, Argentina	Single Segment	Lithium - brine	Wells	Jujuy Province Government	1.4	C&SR	Argentina
Salar del Hombre Muerto (Lithium - brine)	Province of Catamarca, Argentina	Single Segment	Lithium - brine	Wells	Catamarca Province Government	11	C&SR	Argentina
Sal de Vida (Lithium - brine)	Province of Catamarca, Argentina	Single Segment	Lithium - brine	Wells	Catamarca Province Government	0.3	C&SR	Argentina
Mt Cattlin (Lithium - Hard rock)	Western Australia	Single Segment	Lithium - hard rock	Open Pit	Government of Australia	109.5	Taxes	Australia
Mt Cattlin (Lithium - Hard rock)	Western Australia	Single Segment	Lithium - hard rock	Open Pit	State of Western Australia	0.7	Taxes	Australia
Mt Cattlin (Lithium - Hard rock)	Western Australia	Single Segment	Lithium - hard rock	Open Pit	Local Government of Ravensthorpe	0.2	Taxes	Australia
Mt Cattlin (Lithium - Hard rock)	Western Australia	Single Segment	Lithium - hard rock	Open Pit	State of Western Australia	34	Royalties	Australia
Mt Cattlin (Lithium - Hard rock)	Western Australia	Single Segment	Lithium - hard rock	Open Pit	State of Western Australia	0.3	Fees	Australia
Galaxy (Lithium - Hard rock)	Ontario, Canada	Single Segment	Lithium - hard rock	Open Pit	Government of Ontario	1.1	Taxes	Canada
Whabouchi (Lithium - Hard rock)	Ontario, Canada	Single Segment	Lithium - hard rock	Open Pit	Cree Nation of Canada	0.1	Taxes	Canada
Whabouchi (Lithium - Hard rock)	Ontario, Canada	Single Segment	Lithium - hard rock	Open Pit	Hydro-Québec	0.1	Fees	Canada
Whabouchi (Lithium - Hard rock)	Ontario, Canada	Single Segment	Lithium - hard rock	Open Pit	Ministère de l'Énergie et des Ressources naturelles	1.1	Fees	Canada
Galaxy (Lithium - Hard rock)	Ontario, Canada	Single Segment	Lithium - hard rock	Open Pit	Hydro-Québec	6.7	Infrastructure	Canada
Galaxy (Lithium - Hard rock)	Ontario, Canada	Single Segment	Lithium - hard rock	Open Pit	Cree Nation of Canada	0.7	C&SR	Canada
Whabouchi (Lithium - Hard rock)	Ontario, Canada	Single Segment	Lithium - hard rock	Open Pit	Cree Nation of Canada	2.7	C&SR	Canada
						$355.8

						$198.6	Form SD - Argentina tables
						144.7	Form SD - Australia tables
						12.5	Form SD - Canada tables
						$355.8